UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NEXTERA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	30-0818558
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Universe Boulevard Juno Beach, Florida	33408
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

333-196099

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in NextEra Energy Partners, LP (the “Registrant”) is set forth under the captions “Prospectus Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of the Partnership Agreements and Other Arrangements Relating to Cash Distributions,” “Description of the Common Units,” “Material Provisions of the NEE Partners Partnership Agreement,” “Units Eligible For Future Sale” and “Certain U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders” in the prospectus included in the Registrant’s registration statement on Form S-1 (Registration No. 333-196099) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on May 20, 2014, under the Securities Act of 1933 (the “Securities Act”). This description of the common units is incorporated herein by reference and will be set forth in any prospectus filed in accordance with Rule 424(b) under the Securities Act.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated by reference because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused the Form S-1 Registration Statement to be signed on its behalf by the undersigned.

Date: June 23, 2014	NEXTERA ENERGY PARTNERS, LP

	By:	NextEra Energy Partners GP, Inc., as General Partner

	By:	/s/ Charles E. Sieving
	Name:	Charles E. Sieving
	Title:	General Counsel

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